Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-193255) pertaining to The Container Store Group, Inc. 2012 Stock Option Plan,

(2) Registration Statement (Form S-8 No. 333-192067) pertaining to The Container Store Group, Inc. 2013 Incentive Award Plan,

(3) Registration Statement (Form S-8 No. 333-226522) pertaining to The Container Store Group, Inc. Amended and Restated 2013 Incentive Award Plan, and

(4) Registration Statement (Form S-3/A No. 333-225785) of The Container Store Group, Inc.;

of our reports dated May 26, 2023, with respect to the consolidated financial statements of The Container Store Group, Inc. and the effectiveness of internal control over financial reporting of The Container Store Group, Inc. included in this Annual Report (Form 10-K) of The Container Store Group, Inc. for the year ended April 1, 2023.

/s/ Ernst and Young LLP

Dallas, Texas
May 26, 2023